Exhibit 10.31
                   SECOND AMENDED AND RESTATED PROMISSORY NOTE
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$90,000.00                                           October 12, 2001
                                                     Jersey City, New Jersey

FOR VALUE RECEIVED, the undersigned, Robert J. Warshaw, hereby unconditionally promises to pay to the order of OptiMark Inc. (the "Payee") at the Payee's office at 10 Exchange Place, Jersey City, New Jersey, on March 31, 2002, the principal amount of ninety thousand dollars ($90,000.00), together with interest on the unpaid principal amount hereof, at a rate per annum equal to six percent (6%). This Note may be prepaid in whole or in part, without premium or penalty, at any time and from time to time upon one business day's irrevocable written notice to Payee, provided that the accrued and unpaid interest on the principal amount prepaid must be paid with any such prepayment.

The undersigned represents and warrants that this Note has been executed and delivered by, and constitutes and will continue to constitute the legal, valid, binding and enforceable obligation of, the undersigned.

Unless the holder hereof shall notify the undersigned to the contrary, the unpaid principal amount hereof, all accrued interest hereon, and all other amounts payable hereunder shall become immediately due and payable without further notice, protest, presentment, demand or other formalities of any kind, all of which are hereby expressly waived by the undersigned, if ay of the following events shall occur and be continuing: (a) the undersigned shall be unable or admit in writing his inability to pay his debts as they mature, or shall make a general assignment for the benefit of his creditors; or (b) a custodian, trustee, receiver, agent or similar officer shall be appointed for the undersigned or any substantial part of his property; or (c) the undersigned shall be adjudicated a bankrupt or insolvent; or (d) a petition in bankruptcy or a petition seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, insolvency or similar law, shall be filed by or against the undersigned, and if filed without the undersigned's consent or acquiescence, is not dismissed within 60 days; or (e) any representation or warranty made by the undersigned in or in connection with this Note shall be or become untrue; or (f) the undersigned shall cease to be an employee of Payee due to a termination of employment by Payee as a result of (i) the conviction of the undersigned of a felony, (ii) engaging in conduct by the undersigned which constitutes willful gross neglect or willful gross misconduct in carrying out his duties resulting, in either case, in material economic harm to Payee or its affiliates; or (g) the undersigned's voluntary termination of employment by Payee.

All payments under this Note shall be made in lawful money of the United States of America, and in immediately available funds, free and clear of and without any set-off, counterclaim, deduction or withholding. The undersigned promises to pay costs of collection and reasonable attorneys' fees in case default is made in payment of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Robert J. Warshaw

/s/ Robert J. Warshaw
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